                      AMENDED
                      --------
		      Form 8-K

		   CURRENT REPORT

Pursuant to Section 13 of 15 (d) of the Securities
                Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2000

              Hemispherx Biopharma, Inc.
             ----------------------------
(Exact name of registrant as specified in its charter)


	Delaware	   027072	        52-0845822
	--------------    ------------      ------------------
	(State or other	  (Commission	    (I.R.S. Employer
	jurisdiction of	  File Number)	    Identification No.)
	incorporation)

1617 JFK Blvd, #660, Philadelphia, Pennsylvania	  19103
-----------------------------------------------   ------
(Address of principal executive offices)	 (Zip Code)


Registrant's telephone number, including area code (215) 988-0080


                              N/A
-------------------------------------------------------------
Former name or former address, if changed since last report)

Item 4.		Changes in Registrant's Certifying Accountant.

     KPMG LLP ("KPMG") informed Registrant on May 3, 2000 that the client-auditor relationship with the Registrant has ceased. On May 3, 2000, with the prior approval of Registrant's Board of Directors and the Audit Committee of the Board of Directors, Registrant informed KPMG that the client-auditor relationship with the Company had ceased. KPMG and the Registrant confirmed the cessation of their relationship in writing.

     KPMG's reports on the financial statements of Registrant for the fiscal years ended December 31, 1998 and December 31, 1999 did not contain any adverse opinion or any disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 31, 1998 and December 31, 1999 and the subsequent interim periods preceding the notice, there were no disagreements between the Registrant and KPMG on any matter of accounting principals or practice, financial statement disclosure or auditing scope of procedure which, if not resolved to the satisfaction of KPMG would have caused KPMG to make a reference to the subject matter thereof in connection with its reports.

     The Registrant's Board of Directors, with the approval of Registrant's audit committee, has authorized the Company to seek and retain the services of another independent accounting firm.

Item 7.         Financial Statements and Exhibits

      The following exhibit is being filed with the form 8-K Report.

          Exhibit No.          Description
          -----------          -----------
              A                Letter dated May 12, 2000
                               from KPMG LLP pursuant to
                               item (a) (3) of Regulation S-K

			SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

				HEMISPHERX BIOPHARMA, INC.




Dated:  May 10, 2000			By: / s / W. A. Carter, M.D.
Amended May 18, 2000			----------------------------
					W. A. Carter, M.D.
					Chairman/CEO/President



       3                         EXHIBIT A

                         LETTER OF FORMER ACCOUNTANTS


Securities and Exchange Commission
Washington, D.C. 20549


May 12, 2000

We were previously principal accountants for Hemispherx Biopharma, Inc. and, under the date of February 19, 2000, we reported on the consolidated financial statements of Hemispherx Biopharma, Inc. and subsidiaries as of and for the years ended December 31, 1999 and 1998. We have read Hemispherx Biopharma, Inc. statements included under Item 4 of its 8-K dated May 10, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with Hemispherx Biopharma,Inc.'s statement that the change was approved by the Board of Directors and the Audit Committee.

Very truly yours,

/X/ KPMG LLP